Exhibit 99.1

E A R N I N G S R E L E A S E

ELEVANCE HEALTH REPORTS THIRD QUARTER 2025 RESULTS

•	Executing with discipline to improve affordability and elevate the member experience

•	3Q 2025 operating revenue of $50.1 billion, up 12.0% from 3Q 2024

•	3Q 2025 diluted EPS[1] of $5.32; adjusted diluted EPS[2] of $6.03

•	Reaffirm FY 2025 benefit expense ratio and adjusted diluted EPS guidance of approximately 90.0% and approximately $30.00, respectively

•	Returned $3.3 billion of capital to shareholders year-to-date

Indianapolis, IN - October 21, 2025 - Elevance Health, Inc. (NYSE: ELV) reported third quarter 2025 results.

“Our third quarter results were in line with expectations and reflect disciplined execution across Elevance Health. In a dynamic healthcare environment, we’re focused on advancing affordability and elevating the member experience through our growing value-based care partnerships and AI-enabled digital solutions that simplify access and improve outcomes. As we plan for 2026, we remain disciplined in managing what we can control – positioning our businesses for long-term, sustainable growth and value creation for all stakeholders.”

Gail K. Boudreaux

President and Chief Executive Officer

1.	Earnings per diluted share (“EPS”).
2.	Refer to GAAP reconciliation tables on pages 13 and 14 herein for reconciliation of GAAP to adjusted measures.

Elevance Health Consolidated Enterprise Highlights (Unaudited)
(In billions)	Three Months Ended

	September 30, 2025	September 30, 2024

Operating Revenue[1]	$50.1	$44.7
Operating Gain[1,2]	$1.3	$1.4
Adjusted Operating Gain[1,3]	$1.3	$2.5

Operating Margin[1]	2.6%	3.1%
Adjusted Operating Margin[1,3]	2.7%	5.5%

1.	See “Basis of Presentation” on page 5 herein.
2.

Operating Gain for the three months ended September 30, 2025, and September 30, 2024, include items that are excluded from adjusted shareholders’ net income. See “GAAP Reconciliation” on pages 13 and 14 herein.

3.

Adjusted Operating Gain for the three months ended September 30, 2025, and September 30, 2024, exclude items that are excluded from adjusted shareholders’ net income. See “GAAP Reconciliation” on pages 13 and 14 herein.

Operating revenue was $50.1 billion in the third quarter of 2025, an increase of $5.4 billion, or 12 percent compared to the prior year quarter. This was driven by higher premium yields in our Health Benefits segment, recently closed acquisitions, and growth in Medicare Advantage membership, partially offset by ongoing Medicaid membership losses due to eligibility reverifications.

The benefit expense ratio was 91.3 percent, an increase of 180 basis points year over year, reflecting elevated, but expected, cost trend primarily in our Medicare business given pronounced seasonality in Part D benefits associated with changes made in the Inflation Reduction Act. Days in Claims Payable stood at 42.6 days as of September 30, 2025, when adjusted for our acquisition of CareBridge. This represents a decrease of 0.2 days year over year on a comparable basis.

The operating expense ratio was 10.5 percent, an improvement of 130 basis points. The adjusted operating expense ratio was 10.4 percent, an increase of 100 basis points, primarily driven by targeted investments to scale Carelon’s capabilities, support and strengthen our workforce, and accelerate technology adoption while maintaining expense discipline.

Cash Flow & Balance Sheet

Operating cash flow was $4.2 billion year-to-date, or 0.8 times GAAP net income, a decrease of $0.9 billion year over year reflecting in part the Provider Settlement Agreement payment for the multi-district BCBSA litigation. As of September 30, 2025, cash and investments at the parent company totaled approximately $2.6 billion.

During the third quarter of 2025, the Company repurchased 2.9 million shares of its common stock for $875 million, at a weighted average price of $303.48, and paid a quarterly dividend of $1.71 per share, representing a distribution of cash totaling $381 million. As of September 30, 2025, the Company had approximately $7.2 billion of Board approved share repurchase authorization remaining.

Health Benefits is comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses.

Health Benefits Reportable Segment Highlights (Unaudited)
(In billions)	Three Months Ended

	September 30, 2025	September 30, 2024

Operating Revenue[1]	$42.2	$38.3
Operating Gain[1,2]	$0.6	$1.6
Adjusted Operating Gain[1,3]	$0.6	$1.6

Operating Margin[1]	1.4%	4.2%
Adjusted Operating Margin[1]	1.4%	4.2%
1.	See “Basis of Presentation” on page 5 herein.
2.	Operating Gain for the three months ended September 30, 2024, includes items that are excluded from adjusted shareholders’ net income. See “GAAP Reconciliation” on pages 13 and 14 herein.
3.

Adjusted Operating Gain for the three months ended September 30, 2024, excludes $19 million of 2024 business dispositions and related items adjusted out of adjusted shareholders’ net income for the Health Benefits segment.

Health Benefits segment operating revenue was $42.2 billion in the third quarter of 2025, an increase of $4.0 billion, or 10 percent compared to the prior year quarter, driven primarily by higher premium yields, recently closed acquisitions, and growth in our Medicare Advantage membership, partially offset by ongoing Medicaid reverifications.

Operating gain totaled $0.6 billion, impacted principally by higher medical cost trend and increased investments to support and strengthen our workforce and accelerate technology adoption, partially offset by higher revenue.

Medical membership totaled approximately 45.4 million as of September 30, 2025, driven by lower year over year BlueCard® and Medicaid membership.

Carelon is comprised of CarelonRx and Carelon Services.

Carelon Reportable Segment Highlights (Unaudited)
(In billions)	Three Months Ended

	September 30, 2025	September 30, 2024

Operating Revenue[1,2]	$18.3	$13.8
Operating Gain[1,3]	$0.8	$0.8
Adjusted Operating Gain[1,4]	$0.8	$0.9

Operating Margin[1]	4.2%	5.8%
Adjusted Operating Margin[1]	4.2%	6.2%
1.	See “Basis of Presentation” on page 5 herein.
2.

Operating Revenue for the three months ended September 30, 2024, includes $0.2 billion of revenue related to 2024 business dispositions and related items that have been excluded from adjusted operating gain.

3.	Operating Gain for the three months ended September 30, 2024, includes items that are excluded from adjusted shareholders’ net income. See “GAAP Reconciliation” on pages 13 and 14 herein.
4.

Adjusted Operating Gain for the three months ended September 30, 2024, excludes $53 million of 2024 business dispositions and related items adjusted out of adjusted shareholders’ net income for the Carelon segment.

Operating revenue for Carelon was $18.3 billion in the third quarter of 2025, an increase of $4.5 billion, or 33 percent compared to the prior year quarter. This was driven by recent acquisitions in home health and pharmacy services, growth in CarelonRx product revenue, and the scaling of Carelon Services risk-based solutions.

Operating gain for Carelon totaled $0.8 billion, reflecting strong Carelon Services performance offset by targeted platform investments to support growth and the scaling of our pharmacy assets.

Quarterly Dividend

On October 15, 2025, the Audit Committee of the Company’s Board of Directors declared a fourth quarter 2025 dividend to shareholders of $1.71 per share. The fourth quarter dividend is payable on December 19, 2025, to shareholders of record at the close of business on December 5, 2025.

About Elevance Health

Elevance Health is a lifetime, trusted health partner whose purpose is to improve the health of humanity. The company supports consumers, families, and communities across the entire healthcare journey – connecting them to the care, support, and resources they need to lead better lives. Elevance Health’s companies serve 109 million consumers through a diverse portfolio of industry-leading medical, pharmacy, behavioral, clinical, home health, and complex care solutions. For more information, please visit www.elevancehealth.com or follow us @ElevanceHealth on X and Elevance Health on LinkedIn.

Conference Call and Webcast

Management will host a conference call and webcast today at 8:30 a.m. Eastern Daylight Time (“EDT”) to discuss the company’s third quarter results and outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-947-9963 (Domestic)	800-391-9853 (Domestic Replay)
312-470-0178 (International)	203-369-3269 (International Replay)

The access code for today’s conference call is 3972058. There is no access code for the replay. The replay will be available from 11:30 a.m. EDT today, until the end of the day on November 21, 2025. The call will also be available through a live webcast at www.elevancehealth.com under the “Investors” link. A webcast replay will be available following the call.

Basis of Presentation

1.

Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to pages 13 and 14 for the GAAP reconciliation tables.

2.	Operating margin is defined as operating gain divided by operating revenue.

Elevance Health Contacts:
Investor Relations	Media
Nathan Rich	Leslie Porras
Investor.Relations@elevancehealth.com	Leslie.Porras@elevancehealth.com

Elevance Health

Earnings Release Financial Schedules and Supplementary Information

Quarter & Year-to-Date Ended September 30, 2025

•	Membership and Other Metrics

•	Quarterly & Year-to-Date Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flows

•	Supplemental Financial Information - Reportable Segments & Health Benefits Revenue Detail

•	Supplemental Financial Information - Reconciliation of Medical Claims Payable

•	Reconciliation of Non-GAAP Financial Measures

Elevance Health

Membership and Other Metrics

(Unaudited)

				Change from

Medical Membership (in thousands)	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024	June 30, 2025
Individual	1,354	1,299	1,348	4.2%	0.4%
Employer Group Risk-Based	3,616	3,672	3,615	(1.5) %	— %

Commercial Risk-Based	4,970	4,971	4,963	— %	0.1%
BlueCard®	6,394	6,677	6,570	(4.2) %	(2.7) %
Employer Group Fee-Based	20,608	20,589	20,584	0.1%	0.1%

Commercial Fee-Based	27,002	27,266	27,154	(1.0) %	(0.6) %
Medicare Advantage	2,245	2,047	2,255	9.7%	(0.4) %
Medicare Supplement	877	894	874	(1.9) %	0.3%

Total Medicare	3,122	2,941	3,129	6.2%	(0.2) %
Medicaid	8,645	8,926	8,733	(3.1) %	(1.0) %
Federal Employee Program	1,630	1,656	1,642	(1.6) %	(0.7) %

Total Medical Membership	45,369	45,760	45,621	(0.9) %	(0.6) %

Other Metrics (in millions)
CarelonRx Quarterly Adjusted Scripts	85.0	80.2	83.3	6.0%	2.0%
Carelon Services Consumers Served	97.6	101.3	97.3	(3.7) %	0.3%

Elevance Health

Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)	Three Months Ended September 30			Nine Months Ended September 30
	2025	2024	Change	2025	2024	Change

Revenues

Premiums	$41,791	$36,809	13.5%	$123,949	$107,921	14.9%

Product revenue	6,159	5,887	4.6%	18,010	15,916	13.2%

Service fees	2,137	2,023	5.6%	6,314	6,378	(1.0)%

Total operating revenue	50,087	44,719	12.0%	148,273	130,215	13.9%

Net investment income	625	551	13.4%	1,701	1,524	11.6%

Net losses on financial instruments	(1)	(125)	NM	(596)	(371)	NM

Gain (loss) on sale of business	—	(39)	NM	—	201	NM

Total revenues	50,711	45,106	12.4%	149,378	131,569	13.5%

Expenses

Benefit expense	38,140	32,949	15.8%	110,158	94,067	17.1%

Cost of products sold	5,380	5,093	5.6%	15,656	13,738	14.0%

Operating expense	5,272	5,269	0.1%	15,569	15,221	2.3%

Interest expense	351	300	17.0%	1,036	845	22.6%

Amortization of other intangible assets	162	122	32.8%	464	400	16.0%

Total expenses	49,305	43,733	12.7%	142,883	124,271	15.0%

Income before income tax expense	1,406	1,373	2.4%	6,495	7,298	(11.0)%

Income tax expense	219	365	(40.0)%	1,380	1,740	(20.7)%

Net income	1,187	1,008	17.8%	5,115	5,558	(8.0)%

Net loss attributable to noncontrolling interests	2	8	NM	—	4	NM

Shareholders’ net income	$1,189	$1,016	17.0%	$5,115	$5,562	(8.0)%

Shareholders’ earnings per diluted share	$5.32	$4.36	22.0%	$22.67	$23.81	(4.8)%

Diluted shares	223.7	233.1	(4.0)%	225.6	233.6	(3.4)%

Benefit expense as a percentage of premiums	91.3%	89.5%	180 bp	88.9%	87.2%	170 bp

Operating expense as a percentage of total operating revenue	10.5%	11.8%	(130)bp	10.5%	11.7%	(120)bp

Income before income tax expense as a percentage of total revenue	2.8%	3.0%	(20)bp	4.3%	5.5%	(120)bp

“NM” = calculation not meaningful

Elevance Health

Condensed Consolidated Balance Sheet

(In millions)	September 30, 2025	December 31, 2024

Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$8,713	$8,288
Fixed maturity and equity securities	27,503	26,393
Premium and other receivables	22,349	19,071
Other current assets	5,213	4,700

Assets held for sale	—	490

Total current assets	63,778	58,942

Long-term investments	11,759	10,784

Property and equipment, net	4,657	4,652

Goodwill and other intangible assets	39,778	40,371

Other noncurrent assets	2,777	2,140

Total assets	$122,749	$116,889

Liabilities and equity

Liabilities

Current liabilities:

Medical claims payable	$17,148	$15,746

Short-term borrowings	180	365

Current portion of long-term debt	749	1,649

Other current liabilities	22,801	22,668

Liabilities held for sale	—	153

Total current liabilities	40,878	40,581

Long-term debt, less current portion	31,173	29,218

Other noncurrent liabilities	6,616	5,664

Total liabilities	78,667	75,463

Total shareholders’ equity	43,953	41,315
Noncontrolling interests	129	111

Total equity	44,082	41,426

Total liabilities and equity	$122,749	$116,889

Elevance Health

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In millions)	Nine Months Ended September 30
	2025	2024

Operating activities

Net income	$5,115	$5,558

Depreciation and amortization	1,140	995

Share-based compensation	246	220

Changes in operating assets and liabilities	(2,753)	(1,701)

Other non-cash items	458	30

Net cash provided by operating activities	4,206	5,102

Investing activities

Purchases of investments, net of sales and maturities	(412)	(1,614)

Proceeds from (purchases of) subsidiaries, net of cash	55	(725)

Purchases of property and equipment	(823)	(934)

Other, net	(628)	(256)

Net cash used in investing activities	(1,808)	(3,529)

Financing activities

Net change in short-term and long-term borrowings	659	1,915

Repurchase and retirement of common stock	(2,134)	(1,089)

Cash dividends	(1,152)	(1,135)

Other, net	653	94

Net cash (used in) provided by financing activities	(1,974)	(215)

Effect of foreign exchange rates on cash and cash equivalents	1	2

Change in cash and cash equivalents	425	1,360
Cash and cash equivalents at beginning of period	8,288	6,526

Cash and equivalents included in assets held for sale at end of period	—	(20)

Cash and cash equivalents at end of period	$8,713	$7,866

REPORTABLE SEGMENTS

Elevance Health has four reportable segments: Health Benefits (comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Employee Program businesses); CarelonRx; Carelon Services; and Corporate & Other (comprised of businesses that do not individually meet the quantitative thresholds for an operating division as well as corporate expenses not allocated to our other reportable segments).

Elevance Health

Reportable Segment Details

(Unaudited)

(In millions)	Three Months Ended September 30			Nine Months Ended September 30

	2025	2024	Change	2025	2024	Change

Operating Revenue
Health Benefits	$42,246	$38,278	10.4%	$125,259	$112,695	11.1%
CarelonRx	10,997	9,143	20.3%	31,756	25,984	22.2%
Carelon Services	7,324	4,638	57.9%	21,301	13,192	61.5%
Corporate & Other	149	74	101.4%	546	323	69.0%
Eliminations	(10,629)	(7,414)	NM6	(30,589)	(21,979)	NM6

Total Operating Revenue[1]	$50,087	$44,719	12.0%	$148,273	$130,215	13.9%

Operating Gain (Loss)
Health Benefits[2]	$601	$1,604	(62.5)%	$4,378	$6,036	(27.5)%
CarelonRx	556	619	(10.2)%	1,694	1,639	3.4%
Carelon Services[2]	219	184	19.0%	1,110	682	62.8%
Corporate & Other[2,3]	(81)	(999)	NM6	(292)	(1,168)	NM6

Total Operating Gain[1,4]	$1,295	$1,408	(8.0)%	$6,890	$7,189	(4.2)%

Operating Margin
Health Benefits	1.4%	4.2%	(280)bp	3.5%	5.4%	(190)bp
CarelonRx	5.1%	6.8%	(170)bp	5.3%	6.3%	(100)bp
Carelon Services	3.0%	4.0%	(100)bp	5.2%	5.2%	— bp
Total Operating Margin[1]	2.6%	3.1%	(50)bp	4.6%	5.5%	(90)bp

Health Benefits Revenue Details
(In millions)	Three Months Ended September 30			Nine Months Ended September 30

	2025	2024	Change	2025	2024	Change

Health Benefits Operating Revenue
Commercial	$12,849	$11,639	10.4%	$37,654	$34,965	7.7%
Individual[5]	2,358	2,082	13.3%	7,047	6,178	14.1%
Medicare	11,138	9,385	18.7%	33,990	27,741	22.5%
Medicaid	14,166	13,063	8.4%	42,120	39,182	7.5%
Federal Employee Program	4,093	4,191	(2.3)%	11,495	10,807	6.4%

Total Health Benefits Operating Revenue[1]	$42,246	$38,278	10.4%	$125,259	$112,695	11.1%

1.	See “Basis of Presentation” on page 5 herein.
2.

Operating Gain for the three and nine months ended September 30, 2024, included $72 and $191 million, respectively, of 2024 business dispositions and related items; including $53 and $141 million, respectively, for the Carelon Services segment; and $19 and $50 million, respectively, for the Health Benefits segment. Operating Gain for the three and nine months ended September 30, 2024, included $42 and $158 million, respectively, of transaction and integration related costs, $669 and $680 million, respectively, of litigation and settlement expenses, and $268 and $268 million, respectively, of business optimization charges, all of which reside in the Corporate & Other reportable segment.

3.

Operating Gain for the three and nine months ended September 30, 2025, included $49 and $182 million, respectively, of transaction and integration related costs, $4 and $19 million, respectively, of litigation and settlement expenses, and ($4) and ($4), respectively, of business optimization charges, all of which reside in the Corporate & Other reportable segment.

4.

Operating Gain for the three and nine months ended September 30, 2025, and September 30, 2024, included items excluded from adjusted shareholders’ net income. See “GAAP Reconciliation” on pages 13 and 14 herein.

5.	The Individual business, including ACA products, is reported as part of Commercial Operating Revenue.
6.	“NM” = calculation not meaningful.

Elevance Health

Reconciliation of Medical Claims Payable

	Nine Months Ended September 30		Years Ended December 31
	2025	2024	2024	2023	2022

(In millions)	(Unaudited)	(Unaudited)

Gross medical claims payable, beginning of period	$15,580	$15,865	$15,865	$15,348	$13,282
Ceded medical claims payable, beginning of period	(13)	(7)	(7)	(6)	(21)

Net medical claims payable, beginning of period	15,567	15,858	15,858	15,342	13,261

Business combinations and purchase adjustments	344	—	143	—	133

Net incurred medical claims:
Current year	108,423	92,715	125,370	121,798	113,414
Prior years redundancies[1]	(1,266)	(1,610)	(1,731)	(1,571)	(869)

Total net incurred medical claims	107,157	91,105	123,639	120,227	112,545

Net payments attributable to:
Current year medical claims	93,545	79,220	110,930	107,146	98,997
Prior years medical claims	12,699	12,567	13,143	12,565	11,600

Total net payments	106,244	91,787	124,073	119,711	110,597

Net medical claims payable, end of period	16,824	15,176	15,567	15,858	15,342
Ceded medical claims payable, end of period	44	9	13	7	6

Gross medical claims payable, end of period[2]	$16,868	$15,185	$15,580	$15,865	$15,348

Current year medical claims paid as a percentage of current year net incurred medical claims	86.3%	85.4%	88.5%	88.0%	87.3%

Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	8.9%	11.3%	12.3%	11.4%	7.0%

Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	1.0%	1.3%	1.4%	1.4%	0.9%

1.	Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
2.	Excludes insurance lines other than short duration.

Elevance Health

GAAP Reconciliation

(Unaudited)

This document references non-GAAP measures, including “Adjusted Shareholders’ Net Income,” “Adjusted Shareholders’ Net Income Per Share,” “Adjusted EPS,” “Adjusted Operating Gain,” “Adjusted Operating Expense” and “Adjusted Operating Expense Ratio,” which are non-GAAP measures. These non-GAAP measures are intended to aid investors when comparing Elevance Health’s financial results among periods and are not intended to be alternatives to any measure calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are available below. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue” and “Operating Gain/Loss,” “Operating Margin” and “Adjusted EPS”. Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reportable segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets and gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Each of these measures is provided to further aid investors in understanding and analyzing Elevance Health’s operating and financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of the non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, together with a reconciliation of reportable segments operating gain to income before income tax expense, is provided below. Prior amounts may be grouped differently to conform to the current presentation. Net adjustment items per share may not sum due to rounding. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein.

	Three Months Ended September 30			Nine Months Ended September 30
(In millions, except per share data)	2025	2024	Change	2025	2024	Change
Shareholders’ net income	$1,189	$1,016	17.0%	$5,115	$5,562	(8.0)%
Add / (Subtract):
Amortization of other intangible assets	162	122		464	400
Transaction and integration related costs[1]	49	42		182	158
Litigation and settlement expenses[1]	4	669		19	680
Net losses on financial instruments	1	125		596	371
Business dispositions and related items[2]	—	72		—	191
(Gain) loss on sale of business	—	39		—	(201)
Business optimization charges[1]	(4)	268		(4)	268
Tax impact of non-GAAP adjustments	(52)	(348)		(307)	(482)

Net adjustment items	160	989		950	1,385

Adjusted shareholders’ net income	$1,349	$2,005	(32.7)%	$6,065	$6,947	(12.7)%

Shareholders’ earnings per diluted share	$5.32	$4.36	22.0%	$22.67	$23.81	(4.8)%
Add / (Subtract):
Amortization of other intangible assets	0.72	0.52		2.06	1.71
Transaction and integration related costs[1]	0.22	0.18		0.81	0.68
Litigation and settlement expenses[1]	0.02	2.87		0.08	2.91
Net losses on financial instruments	—	0.54		2.64	1.59
Business dispositions and related items[2]	—	0.31		—	0.82
(Gain) loss on sale of business	—	0.17		—	(0.86)
Business optimization charges[1]	(0.02)	1.15		(0.02)	1.15
Tax impact of non-GAAP adjustments	(0.23)	(1.49)		(1.36)	(2.06)

Net adjustment items	0.71	4.24		4.21	5.93

Adjusted shareholders’ earnings per diluted share	$6.03	$8.60	(29.9)%	$26.88	$29.74	(9.6)%

	Three Months Ended September 30			Nine Months Ended September 30
(In millions)	2025	2024	Change	2025	2024	Change

Income before income tax expense	$1,406	$1,373	2.4%	$6,495	$7,298	(11.0)%
Net investment income	(625)	(551)		(1,701)	(1,524)
(Gain) loss on sale of business	—	39		—	(201)
Net losses on financial instruments	1	125		596	371
Interest expense	351	300		1,036	845
Amortization of other intangible assets	162	122		464	400

Reportable segments operating gain	$1,295	$1,408	(8.0)%	$6,890	$7,189	(4.2)%

1.	Adjustment item resides in the Corporate & Other reportable segment.
2.	Adjustment item resides in the Health Benefits and Carelon Services reportable segments.

Elevance Health

GAAP Reconciliation

(Unaudited)

	Three Months Ended September 30			Nine Months Ended September 30

(In millions)	2025	2024	Change	2025	2024	Change

Reportable segments operating gain	$ 1,295	$ 1,408	(8.0)%	$ 6,890	$ 7,189	(4.2)%
Add / (Subtract):
Transaction and integration related costs[1]	49	42		182	158
Litigation and settlement expenses[1]	4	669		19	680
Business dispositions and related items[2]	—	72		—	191
Business optimization charges[1]	(4)	268		(4)	268

Net adjustment items	49	1,051		197	1,297

Reportable segments adjusted operating gain	$ 1,344	$ 2,459	(45.3)%	$ 7,087	$ 8,486	(16.5)%

	Three Months Ended September 30			Nine Months Ended September 30

(In millions)	2025	2024	Change	2025	2024	Change

Operating expense	$ 5,272	$ 5,269	0.1%	$ 15,569	$ 15,221	2.3%
Add / (Subtract):
Transaction and integration related costs[1]	(49)	(42)		(182)	(158)
Litigation and settlement expenses[1]	(4)	(669)		(19)	(680)
Business dispositions and related items[2]	—	(72)		—	(191)
Business optimization charges[1]	4	(268)		4	(268)

Net adjustment items	(49)	(1,051)		(197)	(1,297)

Adjusted operating expense	$ 5,223	$ 4,218	23.8%	$ 15,372	$ 13,924	10.4%

Operating revenue	$50,087	$44,719	12.0%	$148,273	$130,215	13.9%

Operating expense ratio	10.5%	11.8%	(130)bp	10.5%	11.7%	(120)bp
Adjusted operating expense ratio	10.4%	9.4%	100 bp	10.4%	10.7%	(30) bp
	Full Year 2025 Outlook
Shareholders’ earnings per diluted share	Approximately $24.70

Add / (Subtract):
Amortization of other intangible assets[3]	$2.98
Net losses on financial instruments[3]	$2.90
Transaction and integration related costs[1,3]	$1.03
Litigation and settlement expenses[1,3]	$0.10
Business optimization charges[1]	($0.02)
Tax impact of non-GAAP adjustments[3]	Approximately ($1.69)

Net adjustment items	$5.30

Adjusted shareholders’ earnings per diluted share	Approximately $30.00

1.	Adjustment item resides in the Corporate & Other reportable segment.
2.	Adjustment item resides in the Health Benefits and Carelon Services reportable segments.
3.	Adjustment item represents the midpoint of a projected range and serves as the estimated full year adjustment amount.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent required by law, we do not update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof. These risks and uncertainties include, but are not limited to: trends in healthcare costs and utilization rates; reduced enrollment; our ability to secure and implement sufficient premium rates; the impact of large scale medical emergencies, such as public health epidemics and pandemics, and other catastrophes; the impact of new or changes in existing federal, state and international laws or regulations, including laws and regulations impacting healthcare, insurance, pharmacy services and other diversified products and services, or their enforcement or application; the impact of cyber-attacks or other privacy or data security incidents or our failure to comply with any privacy, data or security laws or regulations, including any investigations, claims or litigation related thereto; failure to effectively maintain and modernize our information systems, or failure of our information systems or technology, including artificial intelligence, to operate as intended; failure to effectively maintain the availability and integrity of our data; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon; our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services Star Ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our healthcare product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; our ability to contract with providers on cost-effective and competitive terms; risks associated with providing healthcare, pharmacy and other diversified products and services, including medical malpractice or professional liability claims and non-compliance by any party with the pharmacy services agreement between us and CaremarkPCS Health, L.L.C.; the effects of any negative publicity related to the health benefits industry in general or us in particular; risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; the potential negative effect from our substantial amount of outstanding indebtedness and the risk that increased interest rates or market volatility could impact our access to or further increase the cost of financing; a downgrade in our financial strength ratings; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; intense competition to attract and retain employees; risks associated with our international operations; and various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.